UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 23, 2011

Andatee China Marine Fuel Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-34608	80-0445030
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 1 Bintao Garden, West Binhai Road, Xigang District Dalian
People’s Republic of China
(Addres  s of Principal Executive Office) (Zip Code)

011 (86411) 8360 4683
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8	Other Events

Item 8.01- Other Events

On November 23, 2011, Andatee China Marine Fuel Services Corporation (“Andatee”), issued a press release confirming, among other things, receipt of an indication of interest from An Fengbin, Andatee’s majority shareholder and Chief Executive Officer, regarding his desire to negotiate the possible acquisition of all of the outstanding shares of Andatee not already owned by him and his affiliates. Specifically, An Fengbin proposed to negotiate the acquisition of all such outstanding shares at a price of $4.21 per share in cash, subject to financing, the completion of due diligence, the negotiation of a definitive merger agreement with Andatee, and other customary conditions. The press release also announced the establishment of the Special Committee of the Andatee Board, consisting of solely independent directors, to consider the terms of the foregoing offer.  A copy of this press release is filed as Exhibit 99.1 hereto.

The information in Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any Securities Act registration statements. Additionally, the submission of this report on Form 8-K is not an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

Section 9	Financial Statements and Exhibits

Item 9.01- Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated November 23, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Andatee China Marine Fuel Services Corporation

By:	/s/ Wen Tong
Wen Tong, Chief Financial Officer

Date:    November 29, 2011